NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Record Third Quarter 2021 Results

•Sales increased 32% to $1.2 billion and GAAP EPS from continuing operations increased to $0.57 from $0.02 in the prior year quarter

•Adjusted EPS increased 52% to $0.70 driven by record third quarter operating income in all segments

•Increased dividend 12% to $0.95, on an annualized basis, representing the eleventh consecutive annual increase

•Expected to continue pursuing sustainable solutions acquisitions and resume opportunistic share repurchases with net debt to adjusted EBITDA leverage projected at 2.1x by year end

CLEVELAND – October 28, 2021 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today reported its third quarter results for 2021. Third quarter 2021 GAAP EPS from continuing operations was $0.57 compared to $0.02 in the prior year third quarter. The company noted that GAAP EPS includes special items (Attachment 3), which impacted EPS in both periods.

“It has been over a year since we completed the acquisition of Clariant’s color business and became Avient – bold moves to help us become the specialty formulator we are today,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “We have achieved significant growth in sustainable solutions, healthcare and composites in 2021. Add on nearly $50 million in synergies from the Clariant color business integration, and we are having a record year.”

The company noted customer demand for its products continues to be robust across all end markets and regions, as revenue increased 32% to $1.2 billion in the third quarter and adjusted EPS increased 52% to $0.70. The company maintains its previously communicated full-year adjusted EPS guidance of $3.00, which is an increase of 55% over the prior year adjusted EPS of $1.93.

"This has been one of the most challenging years we have experienced as a result of navigating the COVID pandemic and an unprecedented combination of inflation, supply chain disruptions, and labor shortages,” Mr. Patterson said. “I’m very proud of our performance and our associates who continue to take care of each other and our customers.”

“When we initially announced the acquisition of Clariant’s color business in December 2019, we aggressively planned to reduce net debt to adjusted EBITDA leverage and now project to be at 2.1x by year end, which is ahead of schedule by nearly a year,” said Mr. Patterson. “As such, we look forward to pursuing other acquisition opportunities and/or repurchasing Avient shares in the open market in the future.”

Upcoming Investor Day

“Planning is underway for our investor day in New York City on December 9. We are excited to lay out our long-term growth plans, highlighting our sustainable solutions portfolio as well as provide an update on the synergies expected from the Clariant color business acquisition,” said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. “We will be sending out registration information shortly and will offer both in-person and virtual options in light of the continuing impacts of the pandemic.”

The company noted it will provide more details on its third quarter results and outlook during the webcast scheduled for 8:00 a.m. Eastern Time on October 28, 2021.

Webcast Details

The webcast can be viewed live at avient.com/investors, or by clicking here:https://edge.media-server.com/mmc/p/yrq7mgm9.To participate in the audio-only portion of the call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 7899765. There will be a question and answer session following the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors. In addition, a recording of the audio will be available for one week, beginning at 11:00 a.m. ET on Thursday, October 28, 2021. To access, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 7899765.

Full Year Comparisons Pro Forma for Acquisition of Clariant’s Color Business

The company acquired Clariant’s color (“Clariant Color”) business on July 1, 2020 (the “Acquisition Date”). Comparisons to prior year full year financial results herein are presented on a pro forma basis such that the prior periods include the business results of Clariant Color for that prior period. Management believes this provides better comparability of the performance of the combined businesses. Refer to Attachment 7 Reconciliation of Non-GAAP Financial Measures for details regarding adjustments to previously reported results to arrive to the pro forma financial metrics.

About Avient

Avient Corporation (NYSE: AVNT), with expected 2021 revenues of $4.75 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,400 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.
# # #

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows including without any limitation, any supply chain and logistics issues; our ability to achieve the strategic and other objectives relating to the acquisition of Clariant's Color business, including any expected synergies; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve the anticipated financial benefit from initiatives related to acquisition and integration working capital reductions, cost reductions and employee productivity goals; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; our ability to consummate and successfully integrate acquisitions; and amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include: adjusted EPS, adjusted operating income, free cash flow and adjusted EBITDA. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales	$1,219.8	$924.5	$3,617.3	$2,245.1
Operating Income	78.7	33.5	307.2	124.3
Net income from continuing operations attributable to Avient shareholders	52.9	1.7	201.0	57.8
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.58	$0.02	$2.20	$0.64
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.57	$0.02	$2.18	$0.64

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$52.9	$0.57	$1.7	$0.02
Special items, after tax (Attachment 3)	11.7	0.13	40.3	0.44
Adjusted net income / EPS - excluding special items	$64.6	$0.70	$42.0	$0.46

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$201.0	$2.18	$57.8	$0.64
Special items, after tax (Attachment 3)	26.0	0.28	51.5	0.57
Adjusted net income / EPS - excluding special items	$227.0	$2.46	$109.3	$1.21

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales	$1,219.8	$924.5	$3,617.3	$2,245.1
Cost of sales	964.4	714.3	2,770.8	1,713.7
Gross margin	255.4	210.2	846.5	531.4
Selling and administrative expense	176.7	176.7	539.3	407.1
Operating income	78.7	33.5	307.2	124.3
Interest expense, net	(19.0)	(29.7)	(57.8)	(55.3)
Other income, net	1.4	1.5	4.1	12.6
Income from continuing operations before income taxes	61.1	5.3	253.5	81.6
Income taxes	(8.5)	(2.7)	(51.8)	(22.5)
Net income from continuing operations	52.6	2.6	201.7	59.1
Loss from discontinued operations, net of income taxes	—	—	—	(0.5)
Net income	52.6	2.6	201.7	58.6
Net loss (income) attributable to noncontrolling interests	0.3	(0.9)	(0.7)	(1.3)
Net income attributable to Avient common shareholders	$52.9	$1.7	$201.0	$57.3

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.58	$0.02	$2.20	$0.64
Discontinued operations	—	—	—	—
Total	$0.58	$0.02	$2.20	$0.64

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.57	$0.02	$2.18	$0.64
Discontinued operations	—	—	—	(0.01)
Total	$0.57	$0.02	$2.18	$0.63

Cash dividends declared per share of common stock	$0.2125	$0.2025	$0.6375	$0.6075

Weighted-average shares used to compute earnings per common share:
Basic	91.4	91.5	91.3	89.7
Diluted	92.2	91.9	92.1	90.7

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of sales:
Restructuring costs, including accelerated depreciation and amortization	$(5.3)	$(1.3)	$(8.6)	$(2.5)
Environmental remediation costs	(9.4)	(15.8)	(22.4)	(19.3)
Reimbursement of previously incurred environmental costs	—	—	4.5	8.7
Acquisition related costs	(2.6)	(10.5)	(1.2)	(10.5)
Impact on cost of sales	(17.3)	(27.6)	(27.7)	(23.6)

Selling and administrative expense:
Restructuring, legal and other	—	(4.2)	(1.7)	(9.5)
Acquisition earn-out adjustments	—	(1.5)	—	(2.5)
Acquisition related costs	(2.7)	(7.1)	(7.2)	(23.5)
Impact on selling and administrative expense	(2.7)	(12.8)	(8.9)	(35.5)

Impact on operating income	(20.0)	(40.4)	(36.6)	(59.1)

Costs related to committed financing in interest expense, net	—	(9.6)	—	(10.1)
Other income, net	0.1	—	0.1	0.3
Pension settlement gain and mark-to-market adjustment	—	—	—	6.9
Impact on income from continuing operations before income taxes	(19.9)	(50.0)	(36.5)	(62.0)
Income tax benefit on above special items	4.6	12.7	8.9	15.4
Tax adjustments(2)	3.6	(3.0)	1.6	(4.9)
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(11.7)	$(40.3)	$(26.0)	$(51.5)

Diluted earnings per common share impact	$(0.13)	$(0.44)	$(0.28)	$(0.57)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.2	91.9	92.1	90.7

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$545.2	$649.5
Accounts receivable, net	703.0	516.6
Inventories, net	477.2	327.5
Other current assets	123.5	108.5
Total current assets	1,848.9	1,602.1
Property, net	669.6	694.9
Goodwill	1,293.9	1,308.1
Intangible assets, net	948.4	1,008.5
Operating lease assets, net	81.6	80.9
Other non-current assets	168.6	176.0
Total assets	$5,011.0	$4,870.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$8.7	$18.6
Accounts payable	557.7	471.7
Current operating lease obligations	24.1	25.1
Accrued expenses and other current liabilities	371.3	285.6
Total current liabilities	961.8	801.0
Non-current liabilities:
Long-term debt	1,851.0	1,854.0
Pension and other post-retirement benefits	111.0	115.0
Non-current operating lease obligations	57.7	56.0
Other non-current liabilities	244.1	332.8
Total non-current liabilities	2,263.8	2,357.8
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,768.8	1,697.1
Noncontrolling interest	16.6	14.6
Total equity	1,785.4	1,711.7
Total liabilities and equity	$5,011.0	$4,870.5

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income	$201.7	$58.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105.8	74.8
Accelerated depreciation and amortization	1.9	2.5
Share-based compensation expense	8.4	7.1
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(199.7)	(12.7)
(Increase) decrease in inventories	(156.2)	53.0
Increase in accounts payable	95.3	21.3
Decrease in pension and other post-retirement benefits	(14.2)	(14.4)
Increase in post-acquisition earnout liabilities	—	2.5
Increase in accrued expenses and other assets and liabilities, net	67.0	56.1
Taxes paid on gain on divestiture	—	(142.0)
Payment of post-acquisition date earnout liability	—	(38.1)
Net cash provided by operating activities	110.0	68.7
Investing activities
Capital expenditures	(62.7)	(38.6)
Business acquisitions, net of cash acquired	(47.6)	(1,342.7)
Net proceeds from divestiture	—	7.1
Other investing activities	(2.0)	5.2
Net cash used by investing activities	(112.3)	(1,369.0)
Financing activities
Debt offering proceeds	—	650.0
Purchase of common shares for treasury	(4.2)	(13.6)
Cash dividends paid	(58.2)	(52.8)
Repayment of long-term debt	(16.5)	(6.0)
Payments of withholding tax on share awards	(9.1)	(1.9)
Debt financing costs	—	(9.5)
Equity offering proceeds, net of underwriting discount and issuance costs	—	496.1
Payment of acquisition date earnout liability	—	(50.8)
Other financing activities	(3.5)	—
Net cash (used) provided by financing activities	(91.5)	1,011.5
Effect of exchange rate changes on cash	(10.5)	1.4
Decrease in cash and cash equivalents	(104.3)	(287.4)
Cash and cash equivalents at beginning of year	649.5	864.7
Cash and cash equivalents at end of period	$545.2	$577.3

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales:
Color, Additives and Inks	$586.6	$493.8	$1,820.3	$977.1
Specialty Engineered Materials	233.6	174.1	690.7	518.2
Distribution	438.8	276.9	1,205.9	805.2
Corporate and eliminations	(39.2)	(20.3)	(99.6)	(55.4)
Sales	$1,219.8	$924.5	$3,617.3	$2,245.1

Gross margin:
Color, Additives and Inks	$172.1	$155.0	$563.0	$320.1
Specialty Engineered Materials	63.1	53.4	197.4	148.5
Distribution	39.9	30.8	119.3	91.6
Corporate and eliminations	(19.7)	(29.0)	(33.2)	(28.8)
Gross margin	$255.4	$210.2	$846.5	$531.4

Selling and administrative expense:
Color, Additives and Inks	$105.3	$104.5	$321.1	$196.8
Specialty Engineered Materials	31.4	28.7	94.2	84.5
Distribution	16.1	13.3	47.8	40.1
Corporate and eliminations	23.9	30.2	76.2	85.7
Selling and administrative expense	$176.7	$176.7	$539.3	$407.1

Operating income:
Color, Additives and Inks	$66.8	$50.5	$241.9	$123.3
Specialty Engineered Materials	31.7	24.7	103.2	64.0
Distribution	23.8	17.5	71.5	51.5
Corporate and eliminations	(43.6)	(59.2)	(109.4)	(114.5)
Operating income	$78.7	$33.5	$307.2	$124.3

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$93.4	$76.8	$321.1	$171.3
Specialty Engineered Materials	39.6	32.2	127.0	86.7
Distribution	24.0	17.7	72.1	51.9
Corporate and eliminations	(41.5)	(56.7)	(105.3)	(108.3)
Other income, net	1.4	1.5	4.1	12.6
EBITDA	$116.9	$71.5	$419.0	$214.2

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2021	2020	2021	2020

Sales	$1,219.8	$924.5	$3,617.3	$2,245.1

Gross margin - GAAP	255.4	210.2	846.5	531.4
Special items in gross margin (Attachment 3)	17.3	27.6	27.7	23.6
Adjusted gross margin	$272.7	$237.8	$874.2	$555.0

Adjusted gross margin as a percent of sales	22.4%	25.7%	24.2%	24.7%

Operating income - GAAP	78.7	33.5	307.2	124.3
Special items in operating income (Attachment 3)	20.0	40.4	36.6	59.1
Adjusted operating income	$98.7	$73.9	$343.8	$183.4

Adjusted operating income as a percent of sales	8.1%	8.0%	9.5%	8.2%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$61.1	$19.9	$81.0	$5.3	$50.0	$55.3

Income tax expense - GAAP	(8.5)	—	(8.5)	(2.7)	—	(2.7)
Income tax impact of special items (Attachment 3)	—	(4.6)	(4.6)	—	(12.7)	(12.7)
Tax adjustments (Attachment 3)	—	(3.6)	(3.6)	—	3.0	3.0
Income tax (expense) benefit	$(8.5)	$(8.2)	$(16.7)	$(2.7)	$(9.7)	$(12.4)

Effective Tax Rate(1)	14.1%		20.8%	51.9%		22.7%
(1) Rates may not recalculate from figures presented herein due to rounding

	Nine Months Ended September 30,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$253.5	$36.5	$290.0	$81.6	$62.0	$143.6

Income tax expense - GAAP	(51.8)	—	(51.8)	(22.5)	—	(22.5)
Income tax impact of special items (Attachment 3)	—	(8.9)	(8.9)	—	(15.4)	(15.4)
Tax adjustments (Attachment 3)	—	(1.6)	(1.6)	—	4.9	4.9
Income tax (expense) benefit	$(51.8)	$(10.5)	$(62.3)	$(22.5)	$(10.5)	$(33.0)

Effective Tax Rate(1)	20.5%		21.5%	27.6%		23.0%
(1) Rates may not recalculate from figures presented herein due to rounding
The following pro forma adjustments are referenced by management to provide comparable business performance by incorporating the Clariant Masterbatch business in periods prior to the acquisition date (July 1, 2020). Financial information referenced here is provided to aid in reconciling back to the most comparable GAAP figures.

Reconciliation of Pro Forma Adjusted Earnings per Share:	Nine Months Ended September 30, 2020	Year Ended December 31, 2020

Net income from continuing operations attributable to Avient shareholders	$57.8	$132.0
Special items, after tax	42.0	24.8
Adjusted net income from continuing operations excluding special items	99.8	156.8
Clariant MB pro forma adjustments to net income from continuing operations(2)	20.7	20.7
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$120.5	$177.5

Weighted average diluted shares	90.7	90.6
Pro forma impact to diluted shares from January 2020 equity offering(2)	2.9	1.5
Pro forma weighted average diluted shares	93.6	92.1

Adjusted EPS - excluding special items pro forma for Clariant MB acquisition	$1.29	$1.93

(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

Three Months Ended June 30, 2020

	Nine Months Ended September 30, 2020
Reconciliation of Pro Forma Adjusted Earnings per Share:	Avient	Special Items	Adjusted Avient	Clariant MB Pro Forma Adjustments(2)	Pro Forma Adjusted Avient

Sales	$2,245.1	$—	$2,245.1	$540.5	$2,785.6

Operating income	$124.3	$59.1	$183.4	$45.0	$228.4
Interest expense, net	(55.3)	—	(55.3)	(18.1)	(73.4)
Pension settlement gain and mark-to-market adjustment	—	(6.9)	(6.9)	—	(6.9)
Other income, net	12.6	0.3	12.9	—	12.9
Income taxes	(22.5)	(10.5)	(33.0)	(6.2)	(39.2)
Net income attributable to noncontrolling interests	(1.3)	—	(1.3)	—	(1.3)
Net income from continuing operations attributable to Avient shareholders	$57.8	$42.0	$99.8	$20.7	$120.5

Weighted average diluted shares					90.7
Impact to diluted shares from January 2020 equity offering					2.9
Pro forma weighted average diluted shares					93.6

Pro forma adjusted EPS					$1.29
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

Reconciliation of EBITDA by Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income:
Color, Additives and Inks	$66.8	$50.5	$241.9	$123.3
Specialty Engineered Materials	31.7	24.7	103.2	64.0
Distribution	23.8	17.5	71.5	51.5
Corporate and eliminations	(43.6)	(59.2)	(109.4)	(114.5)
Operating income	$78.7	$33.5	$307.2	$124.3

Items below OI in Corporate:
Other income, net	$1.4	$1.5	$4.1	$12.6

Depreciation & amortization:
Color, Additives and Inks	$26.6	$26.3	$79.2	$48.0
Specialty Engineered Materials	7.9	7.5	23.8	22.7
Distribution	0.2	0.2	0.6	0.4
Corporate and eliminations	2.1	2.5	4.1	6.2
Depreciation & Amortization	$36.8	$36.5	$107.7	$77.3

EBITDA:
Color, Additives and Inks	$93.4	$76.8	$321.1	$171.3
Specialty Engineered Materials	39.6	32.2	127.0	86.7
Distribution	24.0	17.7	72.1	51.9
Corporate and eliminations	(41.5)	(56.7)	(105.3)	(108.3)
EBITDA	$116.9	$71.5	$419.0	$214.2

EBITDA as a % of Sales:
Color, Additives and Inks	15.9%	15.6%	17.6%	17.5%
Specialty Engineered Materials	17.0%	18.5%	18.4%	16.7%
Distribution	5.5%	6.4%	6.0%	6.4%

Reconciliation of Pro Forma EBITDA - Color, Additives and Inks	Nine Months Ended September 30, 2020
Sales:
Color, Additives and Inks	$977.1
Clariant MB pro forma adjustments(2)	540.5
Pro forma sales	$1,517.6

Operating income:
Color, Additives and Inks	$123.3
Clariant MB pro forma adjustments(2)	45.0
Pro forma operating income	$168.3

Depreciation & amortization:
Color, Additives and Inks	$48.0
Clariant MB pro forma adjustments(2)	30.1
Pro forma depreciation & amortization	$78.1

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Color, Additives and Inks	$171.3
Clariant MB pro forma adjustments(2)	75.1
Pro forma EBITDA	$246.4

Pro forma EBITDA as a % of Sales	16.2%
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to EBITDA and Pro Forma Adjusted EBITDA:	2021	2020	2021	2020
Net income from continuing operations – GAAP	$52.6	$2.6	$201.7	$59.1
Income tax expense	8.5	2.7	51.8	22.5
Interest expense	19.0	29.7	57.8	55.3
Depreciation and amortization from continuing operations	36.8	36.5	107.7	77.3
EBITDA	$116.9	$71.5	$419.0	$214.2
Special items, before tax	19.9	50.0	36.5	62.0
Interest expense included in special items	—	(9.6)	—	(10.1)
Depreciation and amortization included in special items	(0.9)	(1.3)	(0.1)	(2.5)
Adjusted EBITDA	$135.9	$110.6	$455.4	$263.6
Clariant MB pro forma adjustments(2)	—	—	—	75.1
Pro forma adjusted EBITDA	$135.9	$110.6	$455.4	$338.7

(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition